                                                                   EXHIBIT 10.15


                                LEASE AGREEMENT


          This Lease Agreement, dated as of May 4, 1998, between Ziff-Davis Inc. ("Ziff-Davis"), ZD Inc. ("ZDI") and ZD COMDEX and Forums Inc. ("ZDCF"), all Delaware corporations, as Lessors (the "Lessors"), and Kingston Technology Company, a Delaware partnership, as Lessee (the "Lessee"),

                              W I T N E S S E T H:

          WHEREAS, certain fixed assets described in Annex A hereto (the "Assets") were transferred by the Lessee to Ziff-Davis in payment for shares of Ziff-Davis common stock in a transaction intended to qualify under Section 351(a) of the Internal Revenue Code of 1986, as amended;

          WHEREAS, Ziff-Davis then transferred an undivided 33% interest in the Assets to each of ZDI and ZDCF as contributions to capital, so that the Lessors now jointly own the Assets; and

          WHEREAS, the Lessee desires to lease the Assets from the Lessors, and the Lessors are willing to so lease the Assets to the Lessee, on the terms and conditions herein set forth;

          NOW, THEREFORE, the parties hereby agree as follows:

1.   Lease
     -----

          Subject to the terms and conditions set forth below, the Lessors agree to lease the Assets to the Lessee, from the date hereof until December 31, 1998, subject to extension for additional one-year periods at the option of the Lessee. During such term, the Lessee shall be entitled to exclusive use and possession of the Assets.

2.   Rent
     ----

          The Lessee agrees to pay the Lessors rent of (i) $300,000 the date hereof and on the first day of each month hereafter through December 31, 1998, and (ii) such amount on the first day of each month thereafter for any extended one-year term as shall be agreed to by the parties.

Such rent will be paid to a bank account specified by Ziff-Davis, which will then transfer their allocable amounts to the other Lessors.

3.   Maintenance
     -----------

          The Lessee shall, at its cost and expense, keep the Assets in good order and condition, excepting reasonable wear and tear, and shall make all necessary repairs thereto throughout the term hereof; provided Lessee shall only
                                                      --------
be required to provide ordinary maintenance and repairs, and shall not be obligated to undertake repairs that would constitute an improvement of, or addition to, the Assets.

4.   Insurance
     ---------

          The Lessee, at its cost and expense, shall maintain insurance in the name of Lessee and Lessors covering the Assets.

5.   Inspection by Lessors
     ---------------------

          The Lessee will permit the Lessors and their authorized
representatives to enter the Lessee's premises at all reasonable times, upon reasonable notice, during usual business hours for the purpose of inspecting the Assets; provided nothing herein shall imply any duty upon the part of the
        --------
Lessors to inspect or to do any work which under any provision of this Agreement the Lessee may be required to perform.

6.   Miscellaneous
     -------------

          (a) This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided it may
                                                                --------
not be assigned by either party without the prior written consent of the other party.

          (b) This Agreement may not be amended except by written instrument in writing duly executed by the parties hereto.

          (c) This Agreement constitutes the entire Agreement and supersedes all prior agreements and understandings (oral and written) by and among the parties hereto with respect to the subject matter hereof.

          (d) If one or more provisions of this Agreement are held to be unenforceable against a party under applicable law pertaining to such party or determined by pronouncement or interpretation of any regulatory agencies to be in violation of law or regulation, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded.

          (e) This Agreement shall be governed by the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


KINGSTON TECHNOLOGY COMPANY   ZIFF-DAVIS INC.
                                    (FEIN: 13-3987754)

By: KINGSTON TECHNOLOGY LLC   By:_______________________
     a General Partner              Eric Hippeau, Chairman


By:________________________   ZD INC. (FEIN: 13-3798480)
     John Tu, President

                              By:________________________
                                  Eric Hippeau
                                  President


                              ZD COMDEX AND FORUMS INC.
                                    (FEIN: 94-3224838)


                              By:________________________
                                  Jason Chudnofsky
                                  President

                                                                       Exhibit A


                                     ASSETS